CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-270989 on Form N-4 of our report dated March 25, 2026, relating to the statutory-basis financial statements of Everlake Life Insurance Company appearing in Form N-VPFS of Everlake Life Variable Life Separate Account A for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 13, 2026